Exhibit 99.2

LIFE PARTNERS HOLDINGS, INC. ANNOUNCES

RECEIPT OF NASDAQ LETTER RELATING TO NON-COMPLIANCE WITH LISTING RULES

Waco, TX–(BUSINESS WIRE)—

Life Partners Holdings, Inc. (Nasdaq GS: LPHI) announced today that on January 20, 2014, the Company received a letter from the staff of NASDAQ advising that, because the Company filed for protection under Chapter 11 of the U.S. Bankruptcy Code, the Company’s securities will be delisted from the NASDAQ Stock Market pursuant to the discretionary authority of NASDAQ under Listing Rules 5101 and 5110(b) and IM-5101-1. The letter further provided that the Company may request a hearing to appeal the Staff’s determination and that such hearing request will stay the suspension of Company’s securities pending a decision on the appeal. In addition, quotation information for the Company’s common stock will include an indicator of the Company’s non-compliance, and the Company will continue to be included in a list of non-compliant companies on the NASDAQ website.

Unless the Company requests an appeal of this determination, trading of the Company’s common stock will be suspended at the opening of business on January 29, 2015. The Company intends to request a hearing to appeal the delisting determination and address the concerns of NASDAQ arising out of the Company’s filing for Chapter 11 protection. No assurance can be given that the appeal will be successful. If the appeal is not successful, the Company’s securities may be immediately eligible to be quoted on the OTC Bulletin Board (the “OTCBB”) or the Pink Sheets if a market maker makes application to register in and quote such securities in accordance with SEC Rule 15c2-11 (a “Form 211”) and the application is cleared. Only a market maker, not the Company, may file a Form 211.

Life Partners Holdings, Inc. is the parent company of the world’s oldest company engaged in the secondary market for life insurance, commonly called “life settlements.” Since its incorporation in 1991, Life Partners, Inc. has completed over 162,000 transactions for its worldwide client base of over 30,000 high net worth individuals and institutions in connection with the purchase of over 6,500 policies totaling over $3.2 billion in face value.

Safe Harbor

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that relate to the intent, beliefs, plans or expectations of the Company or its management, as well as any estimates or projections for the outcome of events that have not yet occurred at the time of this news release. All statements other than statements of historical fact are forward-looking statements. All forward-looking statements made by the Company are predictions and not guarantees of future performance, involve material risks and uncertainties and are subject to change based on factors that are difficult to predict and that may be beyond the Company’s control. Such factors include, but are not limited to: those described under the “Risk Factors” section and elsewhere in the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on January 14, 2015, as well as in other past filings with the Securities and Exchange Commission; the risk that the Company may not be able to successfully execute its strategic steps, including for reasons outside of the Company’s control; risks and uncertainties relating to the bankruptcy filing by the Company, including but not limited to, (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases including maintaining strategic control as debtor-in-possession, (ii) the ability of the Company and its subsidiaries to prosecute, develop and consummate a plan of reorganization, (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents, (iv) Bankruptcy Court rulings in the Chapter 11 cases as well the outcome of all other pending litigation and the outcome of the Bankruptcy case in general, (v) the length of time the Company will operate under the Chapter 11 protection, (vi) risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to develop and consummate a plan of reorganization, (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations, (viii) the potential adverse effects of the Chapter 11 proceedings on regulatory and licensing agencies of our primary operating subsidiary, Life Partners, Inc., (ix) the delisting of the Company’s common stock, the impact of the potential trading of the Company’s common stock on the OTCBB or Pink Sheets in the event of delisting and the risk that a market maker may not be found willing to sponsor the Company’s common stock on the OTCBB or the Pink Sheets, and (x) increased legal costs to execute the Company’s reorganization, and other risks and uncertainties. The Company cautions that the trading in the Company’s securities during the pendency of the Chapter 11 cases is highly speculative and poses substantial risks. A plan of reorganization could result in the Company’s outstanding common stock to be diluted or extinguished and the holders of the Company’s common stock may not receive any consideration. Accordingly, the Company’s future performance and financial results may differ materially and/or adversely from those expressed or implied in any such forward-looking statements. You should not place undue reliance on forward-looking statements. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

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LPHI-G

Contact:

Life Partners Holdings, Inc.

Andrea Atwell, 254-751-7797

Shareholder Relations

info@LPHI.com

www.lphi.com